Exhibit 99.2

INTERSECTIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 31, 2017, Intersections Inc. ("Intersections" or the "Company"), a Delaware corporation and sole member of i4c Innovations LLC, a Delaware limited liability company ("i4c"), divested 100% of its membership interests in i4c to One Health Group LLC, a Delaware limited liability company ("OHG").  The Company has determined that the divestiture of i4c will be accounted for as discontinued operations in its consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and for the years ended December 31, 2016 and 2015 are based on the historical audited financial statements of Intersections, as adjusted to reflect the sale of i4c.  The unaudited pro forma condensed combined financial information should be read in conjunction with the related notes and with the Company's historical consolidated financial statements and the related notes included in previous filings with the Securities and Exchange Commission.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and for the years ended December 31, 2016 and 2015 give effect to the sale of i4c as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 assumes that the sale of i4c took place on that date.  The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies' actual performance or financial position would have been had the sale of i4c occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.  The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Company's management believes are reasonable.

INTERSECTIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
as of March 31, 2017
(dollars in thousands except par value amounts)

	Intersections Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash and equivalents	$5,230	$(56)	(a)(b)	$5,174
Accounts receivable, net	7,953	-		7,953
Prepaid expenses and other current assets	3,659	(72)	(a)	3,587
Inventory	250	(250)	(a)	-
Income tax receivable	2,665	-		2,665
Deferred subscription solicitation and commission costs	5,974	-		5,974
TOTAL CURRENT ASSETS	25,731	(378)		25,353

Property and equipment, net	10,453	-		10,453
Goodwill	9,763	-		9,763
Intangible assets, net	163	-		163
Other assets	1,114	-		1,114

TOTAL ASSETS	$47,224	$(378)		$46,846

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,204	(21)	(a)	$4,183
Accrued expenses and other current liabilities	9,844	414	(a)(f)	10,258
Accrued payroll and employee benefits	3,460	-		3,460
Commissions payable	299	-		299
Current portion of long-term debt, net	3,561	-		3,561
Capital leases, current portion	450	-		450
Deferred revenue	7,350	-		7,350
TOTAL CURRENT LIABILITIES	29,168	393		29,561

Long-term debt, net	8,833	-		8,833
Obligations under capital leases, less current portion	751	-		751
Other long-term liabilities	3,352	-		3,352
Deferred tax liability, net	1,905	-		1,905
TOTAL LIABILITIES	44,009	393		44,402

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common Stock: $0.01 par value	276	-		276
Additional paid-in capital	142,927	347	(e)	143,274
Treasury stock, shares at cost	(33,855)	-		(33,855)
Accumulated deficit	(106,133)	(1,118)	(a)(b)(c)(e)(f)	(107,251)
TOTAL SHAREHOLDERS' EQUITY	3,215	(771)		2,444

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$47,224	$(378)		$46,846

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

INTERSECTIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2017
(dollars in thousands, except per share amounts)

	Intersections Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenue	$40,449	$-		$40,449

Operating Expenses:

Marketing	3,465	(15)	(d)	3,450
Commissions	9,748	-		9,748
Cost of revenue	13,003	(4)	(d)	12,999
General and administrative	16,994	(685)	(d)(e)	16,309
Loss on disposition of Captira Analytical	130	-		130
Impairment of intangibles and other assets	16	70	(d)	86
Depreciation	1,300	(3)	(d)	1,297
Amortization	47	-		47

Total operating expenses	44,703	(637)		44,066

Operating loss	(4,254)	637		(3,617)

Interest expense, net	(592)	-		(592)
Other income (expense), net	34	-		34

Loss before income taxes	(4,812)	637		(4,175)

Income tax benefit (expense)	10	-		10

Net loss	$(4,802)	$637		$(4,165)

Net loss per common share - basic and diluted	$(0.20)			$(0.18)
Weighted average common shares outstanding - basic and diluted	23,675			23,675

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

INTERSECTIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2016
(dollars in thousands, except per share amounts)

	Intersections Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenue	$175,662	$(70)	(d)	$175,592

Operating Expenses:

Marketing	14,707	(1,551)	(d)	13,156
Commissions	42,776	-		42,776
Cost of revenue	55,218	(1,421)	(d)	53,797
General and administrative	75,274	(16,408)	(d)(e)	58,866
Impairment of intangibles and other assets	8,471	(7,043)	(d)	1,428
Depreciation	6,238	(1,488)	(d)	4,750
Amortization	577	(64)	(d)	513

Total operating expenses	203,261	(27,975)		175,286

Operating loss	(27,599)	27,905		306

Interest expense, net	(2,369)	3	(d)	(2,366)
Other income (expense), net	(482)	(4)	(d)	(486)

Loss before income taxes	(30,450)	27,904		(2,546)

Income tax benefit (expense)	(19)	117	(g)	98

Net loss	$(30,469)	$28,021		$(2,448)

Net income (loss) per common share - basic and diluted	$(1.31)			$(0.11)
Weighted average common shares outstanding - basic and diluted	23,259			23,259

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

INTERSECTIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2015
(dollars in thousands, except per share amounts)

	Intersections Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenue	$203,827	$(54)	(d)	$203,773

Operating Expenses:

Marketing	20,568	(2,766)	(d)	17,802
Commissions	50,837	-		50,837
Cost of revenue	65,540	(1,044)	(d)	64,496
General and administrative	80,799	(13,386)	(d)(e)	67,413
Impairment of intangibles and other assets	17,673	-	(d)	17,673
Depreciation	5,977	(1,204)	(d)	4,773
Amortization	687	(49)	(d)	638

Total operating expenses	242,081	(18,449)		223,632

Operating loss	(38,254)	18,395		(19,859)

Interest expense, net	(313)	-	(d)	(313)
Other income (expense), net	181	(1)	(d)	180

Loss before income taxes	(38,386)	18,394		(19,992)

Income tax benefit (expense)	(6,102)	(887)	(g)	(6,989)

Net loss	$(44,488)	$17,507		$(26,981)

Net income (loss) per common share - basic and diluted	$(2.26)			$(1.37)
Weighted average common shares outstanding - basic and diluted	19,667			19,667

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction
On July 31, 2017, Intersections Inc. ("Intersections" or the "Company"), a Delaware corporation and sole member of i4c Innovations LLC, a Delaware limited liability company ("i4c"), sold 100% of its membership interests in i4c to One Health Group LLC, a Delaware limited liability company ("OHG").

Pursuant to the terms of the purchase agreement, and in connection with the closing of the sale of i4c, OHG purchased all of the issued and outstanding membership interests (the "Interests") of i4c from Intersections.  The purchase price for the Interests (the "Purchase Price") is equal to (i) the sum of One Hundred Dollars ($100), paid in cash at closing, plus (ii) a revenue participation (the "Revenue Participation") of up to Twenty Million Dollars ($20,000,000) (the "Maximum Amount"), pursuant to the terms and conditions of the Purchase Agreement.  OHG shall also reimburse, or cause i4c to reimburse, Intersections for the full amount of any operating expenses of i4c incurred after July 8, 2017 (other than certain severance payments payable to i4c employees).

2.	Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the "SEC") and are intended to show how the sale of i4c might have affected the historical financial statements if the sale of i4c had been completed on January 1, 2015 for the purpose of the statements of operations and as of March 31, 2017 for the purpose of the balance sheet.

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in these unaudited pro forma condensed combined financial statements as permitted by SEC rules and regulations.

The Company has determined that the sale of i4c will be accounted for as discontinued operations in its consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States.

3.	Pro Forma Adjustments
The following assumptions and adjustments apply to the unaudited pro forma condensed combined financial statements related to the sale of i4c:

(a)	To reflect the pro forma disposition of i4c's assets and liabilities and other balance sheet accounts as set forth in the Purchase Agreement.

(b)
To reflect the pro forma receipt of consideration with respect to the sale, consisting of $100 in cash.  No amount of consideration was recognized for the potential receipt of royalties, as the likelihood of such royalties to be realized was determined to be remote.

(c)
To reflect the pro forma impact on retained earnings resulting from: (i) the loss on sale, (ii) the impact of the modification of certain share-based awards (see footnote (e) below) and (iii) the impact of transaction expenses (see footnote (f) below).

(d)	To reflect the pro forma elimination of i4c's operating results as if the sale of i4c occurred on January 1, 2015 for the purposes of the pro forma condensed combined statements of operations.

(e)
With respect to the pro forma condensed combined statements of operations, represents the pro forma elimination of $39.2 thousand, $148.4 thousand and $425.7 thousand in stock-based compensation expense incurred during the three months ended March 31, 2017 and for the years ended December 31, 2016 and 2015, respectively, related to restricted stock units held by former i4c employees (and current owner of OHG) as a result of the acceleration of certain previously unvested restricted stock units pursuant to the terms of the purchase agreement or terminations at the cessation of operations in the year ended December 31, 2016.

The impact on the pro forma condensed combined statements of operations resulting from the actual modification of those awards (i.e., effecting such acceleration) has been excluded because it is nonrecurring.  The pro forma condensed combined balance sheet reflects the impact of the modification of $347.0 thousand on retained earnings as of March 31, 2017.

(f)	To reflect the pro forma impact on accumulated deficit of $487.0 thousand of estimated transaction costs expected to be incurred at closing.

(g)	To reflect the pro forma impact on income taxes using the separate return method.

4.	Pro Forma Loss per Share
Pro forma loss per share, basic and diluted, including pro forma impacts of the sale of i4c, is calculated as follows:

	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
	(in thousands, except per share data)

Net loss, as originally reported	$(4,802)	$(30,469)	$(44,448)
Pro forma net loss	$(4,165)	$(2,448)	$(26,981)

Weighted average outstanding shares for the year, as originally reported - basic and	23,675	23,259	19,667
diluted Pro forma adjustments	-	-	-

Pro forma weighted average outstanding shares for the year - basic and diluted	23,675	23,259	19,667

Basic and diluted income (loss) per share, as originally reported	$(0.20)	$(1.31)	$(2.26)
Pro forma basic and diluted income (loss) per share	$(0.18)	$(0.11)	$(1.37)